Exhibit 99.1

Paltalk, Inc. Reports First Quarter 2023 Financial Results

$13.9 Million in Cash and Cash Equivalents at March 31, 2023

Jericho, NY - May 9, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced financial and operational results for the first quarter ended March 31, 2023.

Key Financial Highlights for First Quarter Ended March 31, 2023 Compared to Prior Year Period

●	Revenue decreased 12.4% to $2.6 million

●	Subscription revenue decreased 12.0% to $2.5 million

●	Advertising revenue decreased 27.4% to $0.1 million

●	Net loss remained relatively unchanged at $0.7 million

●	Adjusted EBITDA loss increased 33.8% to $0.6 million

●	Deferred revenue increased 17% to $2.2 million

●	Repurchased 5,192 shares of common stock during the three months ended March 31, 2023 pursuant to our stock repurchase plan at an average price per share of $1.39; the stock repurchase plan expired on March 29, 2023

●	The Company had $13.9 million in cash and no long-term debt on its balance sheet as of March 31, 2023

Near Term Business Objectives

●	Promoting expansion of the ManyCam product into business-to-business markets as well as working to integrate ManyCam as an upsell into our Paltalk product

●	Continuing to implement several enhancements to our live video chat applications as well as the integration of card and board games and other features focused on retention and monetization, which collectively are intended to increase user engagement and revenue opportunities

●	Continuing to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that are synergistic to our businesses

●	Continuing to develop our consumer application platform strategy by seeking potential partnerships with large third-party communities to whom we could promote a co-branded version of our video chat products and potentially share in the incremental revenues generated by these partner communities

●	Continuing to defend our intellectual property

Patent Litigation

On July 23, 2021, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas. The Company alleges that Cisco’s products have infringed U.S. Patent No. 6,683,858, and that the Company is entitled to damages.

A Markman hearing took place on February 24, 2022. On September 7, 2022, the United States Patent Office issued a reexamination of U.S. Patent No. 6,683,858, and on January 19, 2023, the Examiner issued an Ex Parte Reexamination Certificate, ending the reexamination and confirming the patentability of claims 1-10 of U.S. Patent No. 6,683,858. A trial is scheduled for early third quarter of 2023.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “Despite a decline in revenue, we reduced our operating expenses, which enabled us to reduce the cash used in operations by $0.4 million for the three months ended March 31, 2023 compared to the prior year period. We were able to achieve this as a result of increased operating efficiencies, generated mainly as a result of streamlining our offshore development efforts and expect to realize further decreases in expense as a result of these actions. We continue to invest in a conservative way, being highly responsible in cash management, even though we ended the quarter with $13.9 million in cash.”

Katz concluded, “Our objectives for 2023 are centered on returning to an increase in revenue and building shareholder value. As we approach the one-year anniversary of the addition of ManyCam to our product offering, we expect the one-year annual auto renewals of existing ManyCam subscriptions to help contribute to growth in subscription revenue. We also seek to grow new user acquisition and user engagement by enhancing our live video chat applications and other features. We will continue to defend our intellectual property and look forward to providing progress updates once our trial against Cisco begins in early third quarter of 2023.”

Financial Results for Three Months Ended March 31, 2023

●	Revenue for the three months ended March 31, 2023 decreased by 12.4% to $2.6 million, compared to $2.9 million for the three months ended March 31, 2022. This decline was attributed to the decrease in subscription revenue of 12% and a decrease in advertising revenue of 27.4%;

●	Loss from operations for the three months ended March 31, 2023 increased by 27.5%, or $0.2 million, to a loss of $0.9 million, compared to a loss of $0.7 million for the same period in 2022;

●	Net loss for the three months ended March 31, 2023 remained relatively unchanged at $0.7 million, compared to the three months ended March 31, 2022;

●	Adjusted EBITDA loss for the three months ended March 31, 2023 increased by 33.8%, or $0.2 million, to an Adjusted EBITDA loss of $0.6 million, compared to Adjusted EBITDA loss of $0.5 million for the three months ended March 31, 2022;

●	Cash and cash equivalents totaled $13.9 million at March 31, 2023, a decrease of $0.8 million compared to $14.7 million at December 31, 2022; and

●	The Company had no long-term debt on its balance sheet at March 31, 2023.

Key Financial and Operating Metrics from Operations:

(in thousands, except for percentages)

	Three Months Ended
	March 31, (unaudited)		Change
	2023	2022	$	%
Subscription revenue	$2,506	$2,846	$(340)	(12.0)%
Advertising revenue	58	80	(22)	(27.4)%
Technology service revenue	--	--	--	0%
Total revenues	$2,564	$2,926	$(362)	(12.4)%
Loss from operations	$(909)	$(713)	$(196)	(27.5)%
Net loss	$(738)	$(739)	$(1)	(0.01)%
Net cash used in operating activities	$(803)	$(1,233)	$(430)	(34.9)%
Adjusted EBITDA (a non-GAAP measure)	$(648)	$(484)	$(164)	(33.9)%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host a large collection of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 10 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, any economic recession and the overall inflationary environment on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to generate and maintain active users and to effectively monetize our user base; our ability to improve, market and promote the ManyCam software; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively compete with existing competitors and new market entrants; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; our ability to consummate favorable acquisitions and effectively integrate any companies or properties that we acquire; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
	March 31,
	(Unaudited)
	2023	2022
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(738,298)	$(738,945)
Stock-based compensation expense	55,141	152,471
Depreciation and amortization expense	205,584	76,264
Other expense, net	--	7,886
Interest (income) expense, net	(121,167)	1,862
Income tax (benefit) expense	(49,554)	16,031
Reported Adjusted EBITDA	$(648,294)	$(484,431)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net loss adjusted to exclude interest (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, other expense, net and stock-based compensation expense.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: interest (income) expense, net, provision for income taxes, depreciation and amortization expense, other expense, net, and stock-based compensation. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$13,929,729	$14,739,933
Accounts receivable, net of allowances of $3,648 as of March 31, 2023 and December 31, 2022	107,115	122,297
Prepaid expense and other current assets	422,667	543,199
Total current assets	14,459,511	15,405,429
Operating lease right-of-use asset	138,814	159,181
Goodwill	6,326,250	6,326,250
Intangible assets, net	3,321,227	3,526,811
Other assets	13,937	13,937
Total assets	$24,259,739	$25,431,608

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$802,399	$1,013,637
Accrued expenses and other current liabilities	124,864	225,193
Operating lease liabilities, current portion	82,769	82,176
Contingent Consideration	85,000	85,000
Deferred subscription revenue	2,162,841	2,257,452
Total current liabilities	3,257,873	3,663,458
Operating lease liabilities, non-current portion	56,045	77,005
Deferred tax liability	661,949	716,903
Total liabilities	3,975,867	4,457,366
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,222,157 and 9,227,349 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	9,864	9,864
Treasury stock, 641,963 and 636,771 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	(1,199,337)	(1,192,124)
Additional paid-in capital	36,028,876	35,973,735
Accumulated deficit	(14,555,531)	(13,817,233)
Total stockholders’ equity	20,283,872	20,974,242
Total liabilities and stockholders’ equity	$24,259,739	$25,431,608

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Subscription revenue	$2,505,670	$2,846,339
Advertising revenue	58,347	80,362
Total revenues	2,564,017	2,926,701
Costs and expenses:
Cost of revenue	802,475	652,096
Sales and marketing expense	254,868	411,482
Product development expense	1,248,582	1,530,141
General and administrative expense	1,167,111	1,046,148
Total costs and expenses	3,473,036	3,639,867
Loss from operations	(909,019)	(713,166)
Interest income (expense), net	121,167	(1,862)
Other expense	-	(7,886)
Loss from operations before provision for income taxes	(787,852)	(722,914)
Income tax benefit (expense)	49,554	(16,031)
Net loss	$(738,298)	$(738,945)

Net loss per share of common stock:
Basic	$(0.08)	$(0.08)
Diluted	$(0.08)	$(0.08)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	9,222,356	9,832,157
Diluted	9,222,356	9,832,157

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(738,298)	$(738,945)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation of property and equipment	-	30,098
Amortization of intangible assets	205,584	46,166
Amortization of operating lease right-of-use assets	20,367	19,905
Stock-based compensation	55,141	152,471
Income tax benefit	(49,554)	-
Changes in operating assets and liabilities:
Accounts receivable	15,182	44,360
Operating lease liability	(20,367)	(19,905)
Prepaid expense and other current assets	120,532	(37,842)
Accounts payable, accrued expenses and other current liabilities	(316,967)	(659,622)
Deferred subscription revenue	(94,611)	(69,640)
Net cash used in operating activities	(802,991)	(1,232,954)

Cash flows from financing activities:
Purchase of treasury stock	(7,213)	-
Net cash used in financing activities	(7,213)	-
Net decrease in cash and cash equivalents	(810,204)	(1,232,954)
Balance of cash and cash equivalents at beginning of period	14,739,933	21,636,860
Balance of cash and cash equivalents at end of period	$13,929,729	$20,403,906
Supplemental disclosure of cash flow information: Non-cash investing and financing activities:

Taxes	$-	$-

Write-off of property and equipment	$-	1,475,649